Phoenix, AZ - Chandler Dallas, TX - Carrollton Norwalk, CT First Quarter 2016 Earnings May 5, 2016 5/5/2016

Safe Harbor This presentation contains forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8- K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For additional information, including reconciliation of any non-GAAP financial measures, please reference the supplemental report furnished by the Company on a Current Report on Form 8-K filed May 5, 2016. Unless otherwise noted, all data herein is as of March 31, 2016. CyrusOne First Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 2

First Quarter 2016 Overview

CyrusOne First Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 4 Highlights  First quarter Adjusted EBITDA of $62.7 million increased 39% over first quarter 2015  First quarter Normalized FFO per share of $0.63 increased 29% over first quarter 2015  First quarter revenue of $117.8 million increased 37% over first quarter 2015  Closed the acquisition of suburban Chicago data center from CME Group (CME) and signed a 15 year lease with CME, strengthening our position in the financial services vertical  Signed $43 million in annualized GAAP revenue(1) in the first quarter including the CME lease, with non- CME signings representing approximately 60% of the total  Leased 181,000 colocation square feet(2) and 25 megawatts in the first quarter including the CME lease, with non-CME signings representing approximately 60% of each total  Record backlog of $74 million in annualized GAAP revenue(1) as of the end of the first quarter  Added three Fortune 1000(3) companies as new customers in the first quarter, increasing the total number of Fortune 1000(3) customers to 176 as of the end of the quarter Notes: 1. Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. 2. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. 3. Customer’s ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.

Customer Base Notes: 1. Customers as of quarter-end for each period, including customers that are under contract but have yet to occupy space. 2. Customer’s ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size. 3. Based on March 2016 annualized rent adjusted to include impact of March 31, 2016 backlog. Annualized rent represents cash rent, including metered power reimbursements, for the month of March, multiplied by 12. CyrusOne First Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 5 554 630 679 947 1Q'13 1Q'14 1Q'15 1Q'16 200 400 600 800 1,000 Total Customers(1) 119 135 146 176 1Q'13 1Q'14 1Q'15 1Q'16 50 100 150 200 Fortune 1000 Customers(1)(2)  Customer base up nearly 40% from 1Q’15, with an average of more than one new Fortune 1000 logo added per month over the last three years  Emphasis on new logo acquisition with majority of revenue growth generated from existing customers  ~60% of revenue(3) generated by customers with investment grade credit ratings

CyrusOne First Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 6 Interconnection  Interconnection revenue increased 56% in 1Q’16 vs. 1Q’15 and is currently ~6% of revenue, up from ~2% three years ago  Average more than 11 cross connects per customer, up from 3 in 2011, with more than 11,000 total cross connects across portfolio $3.4 $4.5 $7.0 $1.0 $3.0 $5.0 $7.0 1Q'14 1Q'15 1Q'16 Interconnection Revenue ($MM)  Partnerships with leading cloud vendors, bringing the center of the internet closer to enterprises  Recently announced partnerships offering connectivity to Microsoft Azure, Office 365, and Amazon Web Services  Agreement with Megaport to deliver SDN-enabled, elastic cloud interconnection services in CyrusOne data centers  Ecosystem among enterprises, cloud and content providers driving additional revenue

# Portfolio Expansion


Capacity to Grow Footprint
1.6 MM
+ 64%
2.6 MM
+ 252%
5.7 MM

| Current CSF(1) (as of 3/31/16) | CSF(1) with Development of Existing Powered Shell | CSF(1) with Development of Existing Powered Shell and Land Bank |
|---|---|---|
| | *Avg. build cost(2) less than $5.5M per MW* | *Avg. build cost(2) less than $6.5M per MW* |

**Can grow to 3½ times current size with development of existing powered shell and land bank.**

**Notes:**

1. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Average build cost based on company estimates using a power density of 150 watts per colocation square foot.

CyrusOne First Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 7

CyrusOne

# Acquisition of CME Group Data Center


Social Media Firms
New York Financial Market
CyrusOne
CME Group
Financial Services Super Center
Cloud Providers
High Performance Compute
Energy Trading




CME Group

**Transaction Highlights**

- Acquisition of Chicago-area data center facility from CME Group, the world's leading and most diverse derivatives marketplace
- Through 15 year lease, CME Group to continue to operate its global electronic trading platform in the facility and provide services to current and future financial customers
- Acquisition of 36,000 CSF[(1)] available to lease and 15 acres of land adjacent to data center

**Key Strategic Benefits**

✓ **Strengthens position in financial services vertical** creating unique fintech opportunities

✓ **Strengthened product portfolio**, providing an interconnected data center in one of the world's largest internet hubs

✓ **Enhanced geographic diversification** with increased presence in key market

**Notes:**

1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

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First Quarter 2016 Financial Review

# Normalized FFO, AFFO, Revenue and Churn

## Normalized FFO

($ Millions)



+44%
$45.9
$31.9
1Q'15
1Q'16

| | 1Q'15 | 1Q'16 |
|---|---|---|
| Norm. FFO per Share | $0.49 | $0.63 |

## AFFO

($ Millions)



+33%
$46.5
$35.0
1Q'15
1Q'16

## Revenue

($ Millions)



+37%
$117.8
$85.7
1Q'15
1Q'16

## Churn

Recurring Rent Quarterly Churn[1]



3.1%
0.6%
0.7%
0.4%
1.3%
1Q'15
2Q'15
3Q'15
4Q'15
1Q'16

### Strong Normalized FFO and AFFO growth

- Driven by Adjusted EBITDA primarily as a result of strong growth in revenue

### Revenue growth driven by:

- Expansion of customer base to 947
- Increases in leased CSF[2] and annualized rent[3] of 28% and 33%, respectively, compared to 1Q'15

### Churn

- 1Q'16 churn in line with post-IPO historical average

**Notes:**

1. Recurring rent quarterly churn is defined as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the quarter, excluding any impact from metered power reimbursements or other usage-based or variable billing.
2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
3. Annualized rent represents cash rent, including metered power reimbursements, for the month of March 2016 multiplied by 12.

CyrusOne First Quarter 2016 Earnings Presentation

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# Year over Year P&L Analysis

CyrusOne

| ($ Millions) | Three Months Ended 1Q 2016 | 1Q 2015 | Fav/(Unfav) $ | % |
|---|---|---|---|---|
| Revenue | $ 117.8 | $ 85.7 | $ 32.1 | 37% |
| Property operating expenses[(1)] | 40.3 | 31.6 | (8.7) | -28% |
| **Net Operating Income (NOI)[(1)]** | **77.5** | **54.1** | **23.4** | **43%** |
| *NOI Margin* | *66%* | *63%* | | |
| Selling, general & administrative[(2)] | 17.8 | 12.0 | (5.8) | -48% |
| Less: Stock-based compensation | (3.0) | (3.0) | - | - |
| **Adjusted EBITDA** | **$ 62.7** | **$ 45.1** | **$ 17.6** | **39%** |
| *Adjusted EBITDA Margin* | *53%* | *53%* | | |
| **Normalized FFO** | **$ 45.9** | **$ 31.9** | **$ 14.0** | **44%** |
| **Normalized FFO per share[(3)]** | **$ 0.63** | **$ 0.49** | **$ 0.14** | **29%** |
| **AFFO** | **$ 46.5** | **$ 35.0** | **$ 11.5** | **33%** |

- Revenue growth of 37%
- NOI up 43% over 1Q'15 driven by revenue growth; NOI margin up 3 percentage points
- Adjusted EBITDA up 39% over 1Q'15 driven primarily by higher NOI, partially offset by higher SG&A costs
- Increase in Normalized FFO of 44% due to growth in Adjusted EBITDA, partially offset by higher interest expense
- Increase in AFFO of 33% driven primarily by increase in Normalized FFO, partially offset by higher leasing commissions and recurring capital expenditures

**Notes:**

1. 1Q'15 property operating expenses and NOI adjusted (Adjusted Annualized NOI) to exclude one-time impact of $750K in costs associated with termination of the Austin 1 facility lease.
2. Legal claim costs of $0.2 million in 1Q'16 are omitted from this presentation as they are excluded from Adjusted EBITDA.
3. Weighted average diluted common share or common share equivalents for 1Q'16 and 1Q'15 were 72.8 million and 65.5 million, respectively.

CyrusOne First Quarter 2016 Earnings Presentation

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# Balance Sheet / Portfolio Overview

## Balance Sheet

| *($ Millions)* | 3/31/16 |
|---|---|
| Gross Inv. in Real Estate | $2,084.1 |
| Accumulated Depreciation | (467.2) |
| Net Inv. in Real Estate | $1,616.9 |
| Other Assets | 866.6 |
| **Total Assets** | **$2,483.5** |
| S-T Liabilities | $272.6 |
| L-T Debt and Capital Leases | 1,021.8 |
| Lease Financing Arrangements | 147.0 |
| **Total Liabilities** | **$1,441.4** |
| **Total Shareholders' Equity** | **1,042.1** |
| **Total Liabilities and Shareholders' Equity** | **$2,483.5** |

- $3 billion in gross assets
- Cincinnati Bell ownership < 9%

## Portfolio Overview

| | As of March 31, 2016 | | As of March 31, 2015 | |
|---|---|---|---|---|
| **Market** | CSF[1] Capacity (Sq Ft) | % Utilized[2] | CSF[1] Capacity (Sq Ft) | % Utilized[2] |
| Cincinnati | 386,484 | 91% | 420,223 | 91% |
| Dallas | 347,926 | 93% | 294,969 | 90% |
| Houston | 255,142 | 88% | 255,094 | 86% |
| Phoenix | 147,931 | 100% | 114,026 | 98% |
| Austin | 121,833 | 47% | 59,995 | 90% |
| New York Metro | 121,434 | 87% | - | n/a |
| Chicago | 95,024 | 89% | 23,298 | 52% |
| Northern Virginia | 74,653 | 100% | 37,461 | 71% |
| San Antonio | 43,843 | 100% | 43,843 | 100% |
| International | 13,200 | 80% | 13,200 | 80% |
| **Total Footprint** | **1,607,470** | **89%** | **1,262,109** | **89%** |

- 27% increase in CSF[1] capacity compared to March 31, 2016, with Utilization[2] at 89%

**Notes:**

1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building currently leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Utilization is calculated by dividing CSF under signed leases (whether or not the lease has commenced billing) by total CSF.

CyrusOne First Quarter 2016 Earnings Presentation

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Lease Term Note: 1.Monthly recurring rent (“MRR”) is defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges. CyrusOne First Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 13  Inclusive of backlog, have extended remaining lease term for portfolio by 19 months since the end of 2012  Nearly 95% of backlog is with investment grade customers with a weighted average lease term of approximately 10.5 years 28 29 33 34 47 4Q'12 4Q'13 4Q'14 4Q'15 1Q'16 w/ Backlog 10 20 30 40 50 Wtd. Avg. Remaining Lease Term (Mos.) + 19 mos.

# 2016 Development

CyrusOne

| Market | CSF Under Dev.(1,2) | Critical Load Capacity(3) Under Dev. |
|---|---|---|
| Dallas | 77K | 11 MW |
| San Antonio | 64K | 12 MW |
| Houston | 53K | 6 MW |
| Phoenix | 36K | 2 MW |
| No. Virginia | 159K | 30 MW |
| Chicago | 16K | 5 MW |
| **Total** | **405K** | **66 MW** |

## Development Projects

- Development projects across diverse set of markets expected to deliver 405K CSF(1) and 66 MW of power
- For projects currently under development, approximately 60% of CSF(1) is contractually committed to customers
- Estimated ~$165-$200 million cost to complete
  - Expected to be incurred during 2016

***Estimating ~2 million CSF(1) online by the end of 2016, nearly doubling raised floor capacity from the end of 2013***

**Notes:**

1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building currently leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Represents square footage at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.
3. Represents aggregate power available for lease to and exclusive use by customers expressed in terms of megawatts. The capacity presented is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

CyrusOne First Quarter 2016 Earnings Presentation
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Net Debt and Market Capitalization CyrusOne First Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 15 ($ Millions) March 31, 2016 6.375% Senior Unsecured Notes due Nov’22 $477.6 Revolver due Oct’19(1) - Term Loan due Oct’19 300.0 Term Loan due Sep’21 250.0 Note Payable 1.5 Capital Lease Obligations 11.5 Less: Cash and Cash Equivalents (87.7) Net Debt $952.9 ($ Millions except per share amounts) Shares Outstanding Market Price as of 3/31/16 Market Value Common Shares 79,602,965 $45.65 $3,633.9 Net Debt 952.9 Total enterprise value (TEV) $4,586.8  Net Debt to Adjusted EBITDA(2) low at 3.8x  Substantial available liquidity of $731 million Notes: 1. Assuming exercise of one-year extension option. 2. 1Q’16 Adjusted EBITDA annualized.

Lease Commencements CyrusOne First Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 16 Total Backlog - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power) Note: 1. Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. Includes the CME lease, with non-CME signings representing approximately 60% of the total. 2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. $2.3 $43.3 $25.8 $15.2 1Q'16 2Q'16 3Q'16 Total $- $10 $20 $30 $40 $50 1Q’16 Leases - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power)  In 1Q’16, leased 25 MW and 181,000 CSF(2); weighted average lease term of 144 months  Estimates on lease commencements for future quarters are based on current estimated installation timelines  Excluding estimates for pass- through power charges, leases signed during 1Q’16 represent approximately $43.3M of annualized GAAP revenue(1)  Total annualized GAAP revenue(1) backlog of approximately $74.2M as of the end of 1Q’16, largest in company’s history $28.6 $74.2 $45.6 2Q'16 3Q'16 Total $- $20 $40 $60 $80

2016 Guidance CyrusOne First Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 17 Category ($ Millions except for Normalized FFO) Previous 2016 Guidance Revised 2016 Guidance Total Revenue $500 - 515 $520 - 530 Base Revenue $450 - 460 $470 - 475 Metered Power Reimbursements $50 - 55 $50 - 55 Adjusted EBITDA $266 - 276 $270 - 280 Normalized FFO per diluted common share or common share equivalent(1) $2.45 - 2.55 $2.48 - 2.58 Capital Expenditures $380 - 405 $380 - 405 Development $375 - 396 $375 - 396 Recurring $5 - 9 $5 - 9 Note: 1. Assumes weighted average diluted common shares for 2016 of approximately 79 million.

Appendix (Non-GAAP Reconciliations)

Non-GAAP Reconciliations CyrusOne First Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 19 LQA 1Q 2016 Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA: Net (loss) income 22.4$ 5.6$ (1.2)$ (7.2)$ Interest expense 48.4 12.1 12.0 8.4 Income tax expense 0.8 0.2 0.3 0.4 Depreciation and amortization 157.2 39.3 39.9 31.1 EBITDA 228.8 57.2 51.0 32.7 Transaction and acquisition integration costs 9.2 2.3 2.6 0.1 Legal claim costs 0.8 0.2 0.1 - Stock-based compensation 12.0 3.0 2.4 3.0 Severance and management transition costs - - 4.1 - Loss on extinguishment of debt - - - - Lease exit costs - - 0.3 0.7 Asset impairments and loss on disposals - - - 8.6 Adjusted EBITDA 250.8$ 62.7$ 60.5$ 45.1$ Three Months Ended March 31, 2016 December 31, 2015 March 31, 2015

# Non-GAAP Reconciliations

CyrusOne Inc.
Reconciliation of Net (Loss) Income to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

| | Three Months Ended | | |
|---|---|---|---|
| | March 31, 2016 | December 31, 2015 | March 31, 2015 |
| **Reconciliation of Net (Loss) Income to FFO and Normalized FFO:** | | | |
| Net (loss) income | $ 5.6 | $ (1.2) | $ (7.2) |
| Real estate depreciation and amortization | 33.0 | 32.8 | 26.0 |
| Asset impairments and loss on disposal | - | - | 8.6 |
| **Funds from Operations (FFO)** | **$ 38.6** | **$ 31.6** | **$ 27.4** |
| Amortization of customer relationship intangibles | 4.8 | 5.6 | 3.6 |
| Transaction and acquisition integration costs | 2.3 | 2.5 | 0.1 |
| Severance and management transition costs | - | 4.1 | - |
| Legal claim costs | 0.2 | 0.1 | - |
| Lease exit costs | - | 0.3 | 0.8 |
| **Normalized Funds from Operations (Normalized FFO)** | **$ 45.9** | **$ 44.2** | **$ 31.9** |
| **Normalized FFO per diluted common share or common share equivalent** | **$ 0.63** | **$ 0.61** | **$ 0.49** |
| **Weighted average diluted common shares and common share equivalents o/s** | **72.8** | **72.6** | **65.5** |
| **Reconciliation of Normalized FFO to AFFO:** | | | |
| Normalized FFO | $ 45.9 | $ 44.2 | $ 31.9 |
| Amortization of deferred financing costs | 0.9 | 1.1 | 0.7 |
| Stock-based compensation | 3.0 | 2.4 | 3.0 |
| Non-real estate depreciation and amortization | 1.5 | 1.5 | 1.5 |
| Deferred revenue and straight line rent adjustments | (2.0) | 1.1 | (1.4) |
| Leasing commissions | (1.9) | (3.3) | (0.5) |
| Recurring capital expenditures | (0.9) | (0.7) | (0.2) |
| **Adjusted Funds from Operations (AFFO)** | **$ 46.5** | **$ 46.3** | **$ 35.0** |

CyrusOne First Quarter 2016 Earnings Presentation

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